EXHIBIT 21.1
LIST OF SUBSIDIARIES OF TAPESTRY, INC.

Entity Name	Jurisdiction of Formation
17052011 Limited	Hong Kong
504-514 West 34th Street Corp.	United States
CAP US Investments LLC	United States
Coach (US) Partnership, LLC	United States
Coach Brasil Participações Ltda	Brazil
Coach Consulting Dongguan Co. Ltd.	China
Coach Consulting Dongguan Co. Ltd. Qingdao Branch	China
Coach Holdings Partnership (BVI) LP	British Virgin Islands
Coach Hong Kong Limited	Hong Kong
Coach Hong Kong Limited Macau Branch	Macau
Coach International (BVI) Holdings Limited	British Virgin Islands
Coach International Limited	Hong Kong
Coach International Limited Korea Branch	Korea, Republic Of
Coach International UK Holdings Limited	United Kingdom
Coach IP Holdings LLC	United States
Coach Italy S.r.l.	Italy
Coach Japan Investments, LLC	United States
Coach Korea Limited	Korea, Republic Of
Coach Leatherware (Thailand) Ltd.	Thailand
Coach Leatherware India Private Limited	India
Coach Legacy Yards Lender LLC	United States
Coach Legacy Yards LLC	United States
Coach Malaysia SDN. BHD.	Malaysia
Coach Management (Shanghai) Co., Ltd.	China
Coach Manufacturing Limited	Hong Kong
Coach Netherlands - Philippines Branch	Philippines
Coach Netherlands B.V.	Netherlands
Coach Netherlands B.V. - Taiwan Branch	Taiwan
Coach Netherlands B.V. (Roermond Branch)	Netherlands
Coach New Zealand	New Zealand
Coach Operations Singapore Pte. Ltd.	Singapore
Coach Operations Singapore Pte. Ltd. Foreign Trade Representative Office	Indonesia
Coach Services, Inc.	United States
Coach Shanghai Limited	China
Coach Singapore Pte. Ltd.	Singapore
Coach Spain, S.L.	Spain
Coach Stores Australia PTY LTD	Australia
Coach Stores Austria GmbH	Austria
Coach Stores Belgium	Belgium
Coach Stores Canada Corporation	Canada
Coach Stores France SARL	France
Coach Stores Germany GmbH	Germany
Coach Stores Ireland Limited	Ireland

Coach Stores Limited	United Kingdom
Coach Stores Puerto Rico, Inc.	United States
Coach Stores Switzerland GmbH	Switzerland
Coach Stores, Unipessoal LDA	Portugal
Coach Thailand Holdings, LLC	United States
Coach Vietnam Company Limited	Viet Nam
Creaciones S.W., S.A.	Spain
Fifth & Pacific Companies Cosmetics, Inc.	United States
Fifth & Pacific Companies Foreign Holdings, LLC	United States
Fifth & Pacific Companies Canada Inc.	Canada
FNP Holdings, LLC	United States
Hope Diamon, S.L.	Spain
IP Holdings 2017 LLC	United States
Karucci LLC	United States
Kate Spade Holdings LLC	United States
Kate Spade LLC	United States
Kate Spade Macau Limited	Macau
Kate Spade Puerto Rico, LLC	United States
Kate Spade Retail Hong Kong Limited	Hong Kong
KS China Co., Ltd.	Hong Kong
KS HMT Co., Limited	Hong Kong
KS HMT Co., Limited (Taiwan Branch)	Taiwan
Liz Claiborne De El Salvador, S.A., de C.V. (El Salvador)	El Salvador
Liz Claiborne de Mexico, S.A. de C.V. (Mexico)	Mexico
Liz Claiborne Servicios de Mexico, S.A. de C.V. (Mexico)	Mexico
Lizzy Mae LLC	United States
Mocaroni, S.L.	Spain
Preparaciones y Moldeados, SL	Spain
Representative Office of Coach International Limited in Ho Chi Minh City	Viet Nam
Shanghai Kate Spade Trading Co., Ltd.	China
Shoes By Stuart, S.L.U.	Spain
Stuart Weitzman IP, LLC	United States
Stuart Weitzman UK Holdings Limited	United Kingdom
Sunburst, S.L.	Spain
Sunrise Merger Sub 2, Inc.	British Virgin Islands
Sunrise Merger Sub, Inc.	British Virgin Islands
SW-Italy, LLC	United States
Tapestry (Cambodia) Company Limited	Cambodia
Tapestry (Hainan) Group Co., Ltd.	China
Tapestry International (BVI) Holdings Limited	British Virgin Islands
Tapestry International UK Holdings Limited	United Kingdom
Tapestry Japan, LLC	Japan
Tapestry Myanmar Limited	Myanmar
Tapestry Switzerland GmbH	Switzerland
Tapestry UK Holdings Limited	United Kingdom
Tapestry Ventures International, LLC	United States
Tapestry, Inc.	United States

WCFL Holdings LLC	United States
Westcoast Contempo Fashions Limited	Canada